                         Exhibit 99.1
For Immediate Release
Hudson Global Reports 2023 Fourth Quarter and Full-Year Results
OLD GREENWICH, CT - March 14, 2024 - Hudson Global, Inc. (Nasdaq: HSON), a leading global talent solutions company, announced today financial results for the fourth quarter and full year ended December 31, 2023.
2023 Fourth Quarter Summary

•Revenue of $34.0 million decreased 22.1% from the fourth quarter of 2022, or 22.4% in constant currency.

•Adjusted net revenue of $16.5 million decreased 25.3% from the fourth quarter of 2022, or 25.9% in constant currency.

•Net income of $0.7 million, or $0.23 per diluted share, versus net income of $0.1 million, or $0.02 per diluted share, in the fourth quarter of 2022. Adjusted net income per diluted share (Non-GAAP measure)* decreased to $0.04 from adjusted net income per diluted share of $0.33 in the fourth quarter of 2022.

•Adjusted EBITDA (Non-GAAP measure)* decreased to $0.1 million, versus adjusted EBITDA of $2.4 million in the fourth quarter of 2022.

2023 Full-Year Summary

•Revenue of $161.3 million decreased 19.7% from 2022, or 17.7% in constant currency.

•Adjusted net revenue of $80.3 million decreased 19.1% from 2022, or 18.1% in constant currency.

•Net income of $2.2 million, or $0.70 per diluted share, compared to net income of $7.1 million, or $2.27 per diluted share, in 2022. Adjusted net income per diluted share (Non-GAAP measure)* of $0.86 decreased from adjusted net income per diluted share of $3.38 in the prior year.

•Adjusted EBITDA (Non-GAAP measure)* was $5.9 million, versus adjusted EBITDA of $16.4 million in 2022.

Jeff Eberwein, Chief Executive Officer at Hudson Global, said, "Our fourth quarter financial results continued to reflect the year-over-year impact of the slowdown in the US technology sector and as well as fourth quarter hiring delays at certain clients, which we expect to recover beginning in the second quarter of 2024. In addition, we made significant reductions to our cost structure in the second half of 2023 and first quarter of 2024 while retaining the ability to deliver excellent service to our clients when activity rebounds."

Mr. Eberwein continued, "The fourth quarter represented a significant strategic shift for Hudson RPO. In November, we hired Jake Zabkowicz as Hudson RPO's Global CEO, and he has begun implementing numerous positive changes to the business, including expanding our geographic presence as well as our service offering to existing RPO clients. These growth initiatives, coupled with 2023's significant new business wins, give us high confidence in our business improving in 2024. This confidence is demonstrated by our extensive history of opportunistic share repurchases, including a recent January 2024 repurchase via a privately negotiated transaction."

* The Company provides Non-GAAP measures as a supplement to financial results based on accounting principles generally accepted in the United States ("GAAP"). Constant currency, adjusted EBITDA, EBITDA, and adjusted net income or loss per diluted share are defined in the segment tables at the end of this release and a reconciliation of such Non-GAAP measures to the most directly comparable GAAP measures is included within such segment tables.

Regional Highlights

All growth rate comparisons are in constant currency.

Americas

In the fourth quarter of 2023, Americas revenue of $6.2 million decreased 38% and adjusted net revenue of $6.0 million also decreased 37% in constant currency compared to the fourth quarter of 2022. EBITDA was $0.2 million in the fourth quarter of 2023 compared to EBITDA loss of $0.6 million in same period last year. Adjusted EBITDA loss was $0.7 million for the fourth quarter of 2023 compared to adjusted EBITDA of $0.5 million a year ago.

For full year 2023, Americas revenue of $31.3 million decreased 39% and adjusted net revenue of $30.1 million decreased 38% in constant currency from 2022. EBITDA loss was $0.7 million for full year 2023 compared to EBITDA of $4.9 million in 2022. Adjusted EBITDA loss was $0.4 million for full year 2023 compared to adjusted EBITDA of $9.3 million in 2022.

Asia Pacific

Asia Pacific revenue of $22.1 million decreased 18% and adjusted net revenue of $6.9 million decreased 18% in constant currency in the fourth quarter of 2023 compared to the same period in 2022. EBITDA was $0.4 million in the fourth quarter of 2023 compared to EBITDA of $1.7 million a year ago. Asia Pacific delivered adjusted EBITDA of $0.9 million in the fourth quarter of 2023 versus adjusted EBITDA of $2.1 million in the fourth quarter of 2022.

For full year 2023, Asia Pacific revenue of $103.9 million decreased 9% and adjusted net revenue of $33.7 million increased 2% in constant currency compared to 2022. EBITDA for full year 2023 was $5.9 million, compared to EBITDA of $7.3 million in 2022. Adjusted EBITDA for full year 2023 was $7.6 million versus $8.8 million in 2022.

Europe

Europe revenue of $5.7 million decreased 17% and adjusted net revenue of $3.6 million decreased 17% in constant currency in the fourth quarter of 2023 compared to the fourth quarter of 2022. EBITDA was $0.6 million in the fourth quarter of 2023, compared to EBITDA of $0.5 million in the same period one year ago. Adjusted EBITDA was $0.6 million in the fourth quarter of 2023 compared to $0.5 million a year ago.

For full year 2023, Europe revenue of $26.2 million decreased 15% and adjusted net revenue of $16.5 million increased 2% in constant currency compared to 2022. EBITDA was $1.6 million for full year 2023 compared to $1.5 million in 2022. Adjusted EBITDA was $2.4 million for full year 2023 compared to adjusted EBITDA of $2.0 million in 2022.

Corporate Costs

The Company's corporate costs of $0.7 million for the fourth quarter of 2023 excluded $0.2 million of non-recurring expenses. This compares to corporate costs of $0.7 million in the fourth quarter of 2022, which also excluded $0.2 million of non-recurring expenses.

The Company's corporate costs of $3.7 million for the year ended 2023 excluded $0.7 million of non-recurring expenses. This compares to corporate costs of $3.7 million for the year ended 2022, which excluded $0.3 million of non-recurring expenses.

Liquidity and Capital Resources

The Company ended the fourth quarter of 2023 with $23.2 million in cash, including $0.6 million in restricted cash. The Company generated $3.3 million in cash flow from operations in the fourth quarter of 2023 compared to $4.4 million in the fourth quarter of 2022. For the full year, the company generated $0.3 million in cash flow from operations compared to $9.5 million a year ago.

Share Repurchase Program

As a reminder, the Company approved a $5 million common stock share repurchase program, effective August 8, 2023. Under this program, the Company acquired 11,392 shares for a total of $0.2 million in the fourth quarter.

In addition, the Company repurchased 44,250 shares in the first quarter of 2024 in a privately negotiated transaction. The Company continues to view share repurchases as an attractive use of capital.

NOL Carryforward

As of December 31, 2023, Hudson Global had $301 million of usable net operating losses (“NOL”) in the U.S., which the Company considers to be a very valuable asset for its stockholders. In order to protect the value of the NOL for all stockholders, the Company has a rights agreement and charter amendment in place that limit beneficial ownership of Hudson Global common stock to 4.99%. Stockholders who wish to own more than 4.99% of Hudson Global common stock, or who already own more than 4.99% of Hudson Global common stock and wish to buy more, may only acquire additional shares with the Board’s prior written approval.

COVID-19 Update
The Company is vigilantly monitoring the business environment surrounding COVID-19 and continues to proactively address this situation as it evolves. The Company believes it can continue to take appropriate actions to manage the business in this challenging environment due to the flexibility of its workforce and the strength of its balance sheet.

Conference Call/Webcast

The Company will conduct a conference call today, March 14, 2024, at 10:00 a.m. ET to discuss this announcement. Individuals wishing to listen can access the webcast on the investor information section of the Company's web site at hudsonrpo.com.

If you wish to join the conference call, please use the dial-in information below:
•Toll-Free Dial-In Number: (833) 816-1383

•International Dial-In Number: (412) 317-0476

The archived call will be available on the investor information section of the Company's web site at hudsonrpo.com.

About Hudson Global

Hudson Global, Inc. is a leading global total talent solutions provider operating under the brand name Hudson RPO. We deliver innovative, customized recruitment outsourcing and total talent solutions to organizations worldwide. Through our consultative approach, we develop tailored talent solutions designed to meet our clients’ strategic growth initiatives. As a trusted advisor, we meet our commitments, deliver quality and value, and strive to exceed expectations.

For more information, please visit us at hudsonrpo.com or contact us at ir@hudsonrpo.com.

Investor Relations:
The Equity Group
Lena Cati
212 836-9611 / lcati@equityny.com

Forward-Looking Statements

This press release contains statements that the Company believes to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the Company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” "estimate," "expect," "project," "intend," "plan," "predict," "believe" and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties, and assumptions, including industry and economic conditions that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, global economic fluctuations; the Company’s ability to successfully achieve its strategic initiatives ; risks related to potential acquisitions or dispositions of businesses by the Company; the Company’s ability to operate successfully as a company focused on its RPO business; risks related to fluctuations in the Company’s operating results from quarter to quarter due to various factors such as rising inflationary pressures and interest rates; the loss of or material reduction in our business with any of the Company’s largest customers; the ability of clients to terminate their relationship with the Company at any time; competition in the Company’s markets; the negative cash flows and operating losses that may recur in the future; risks relating to how future credit facilities may affect or restrict our operating flexibility; risks associated with the Company’s investment strategy; risks related to international operations, including foreign currency fluctuations, political events, natural disasters or health crises, including the Russia-Ukraine war, the Hamas-Israel war, and potential conflict in the Middle East; the Company’s dependence on key management personnel; the Company’s ability to attract and retain highly skilled professionals, management, and advisors; the Company’s ability to collect accounts receivable; the Company’s ability to maintain costs at an acceptable level; the Company’s heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to providing uninterrupted service to clients; the Company’s exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the Company’s business reorganization initiatives, and limits on related insurance coverage; the Company’s ability to utilize net operating loss carryforwards; volatility of the Company’s stock price; the impact of government regulations; restrictions imposed by blocking arrangements; risks related to the use of new and evolving technologies; and the adverse impacts of cybersecurity threats and attacks. Additional information concerning these, and other factors is contained in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Financial Tables Follow

HUDSON GLOBAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenue	$33,971	$43,591	$161,338	$200,917

Operating expenses:
Direct contracting costs and reimbursed expenses	17,421	21,427	81,071	101,707
Salaries and related	13,653	17,994	62,859	74,373
Office and general	2,924	2,481	10,915	10,344
Marketing and promotion	849	729	3,643	3,778
Depreciation and amortization	391	361	1,467	1,378
Total operating expenses	35,238	42,992	159,955	191,580
Operating (loss) income	(1,267)	599	1,383	9,337
Non-operating income (expense):
Interest income, net	88	55	372	83
Other income (expense), net	1,134	82	813	40
(Loss) income before income taxes	(45)	736	2,568	9,460
(Benefit from) provision for income taxes	(778)	674	370	2,331
Net income	$733	$62	$2,198	$7,129
Earnings per share:
Basic	$0.24	$0.02	$0.72	$2.37
Diluted	$0.23	$0.02	$0.70	$2.27
Weighted-average shares outstanding:
Basic	3,072	3,016	3,064	3,011
Diluted	3,158	3,139	3,140	3,138

HUDSON GLOBAL, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$22,611	$27,123
Accounts receivable, less allowance for expected credit losses of $378 and $51, respectively	19,710	26,270
Restricted cash, current	354	160
Prepaid and other	3,172	1,959
Total current assets	45,847	55,512
Property and equipment, net of accumulated depreciation of $1,564 and $950, respectively	421	673
Operating lease right-of-use assets	1,431	685
Goodwill	5,749	4,875
Intangible assets, net of accumulated amortization of $2,771 and $1,647, respectively	3,628	4,516
Deferred tax assets	3,360	1,475
Restricted cash	205	194
Other assets	317	12
Total assets	$60,958	$67,942
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$868	$1,678
Accrued salaries, commissions, and benefits	4,939	11,509
Accrued expenses and other current liabilities	4,635	6,348
Note payable – short term	—	1,250
Operating lease obligations, current	768	337
Total current liabilities	11,210	21,122
Income tax payable	87	81
Operating lease obligations	664	348
Other liabilities	443	599
Total liabilities	12,404	22,150
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 20,000 shares authorized; 3,896 and 3,823 shares issued; 2,807 and 2,794 shares outstanding, respectively	4	4
Additional paid-in capital	493,036	491,567
Accumulated deficit	(425,247)	(427,394)
Accumulated other comprehensive loss, net of applicable tax	(1,290)	(1,639)
Treasury stock, 1,089 and 1,029 shares, respectively, at cost	(17,949)	(16,746)
Total stockholders’ equity	48,554	45,792
Total liabilities and stockholders' equity	$60,958	$67,942

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE
(in thousands)
(unaudited)

For The Three Months Ended December 31, 2023	Americas	Asia Pacific	Europe	Corporate	Total
Revenue, from external customers	$6,246	$22,073	$5,652	$—	$33,971
Adjusted net revenue, from external customers (1)	$6,044	$6,941	$3,565	$—	$16,550
Net income					$733
Provision for income taxes					(778)
Interest income, net					(88)
Depreciation and amortization					391
EBITDA (loss) (2)	$172	$404	$587	$(905)	258
Non-operating expense (income), including corporate administration charges	(963)	187	(87)	(271)	(1,134)
Stock-based compensation expense	66	85	50	281	482
Non-recurring severance and professional fees	—	264	32	165	461
Compensation expense related to acquisitions (3)	—	—	—	—	—
Adjusted EBITDA (loss) (2)	$(725)	$940	$582	$(730)	$67

For The Three Months Ended December 31, 2022	Americas	Asia Pacific	Europe	Corporate	Total
Revenue, from external customers	$10,058	$27,107	$6,426	$—	$43,591
Adjusted net revenue, from external customers (1)	$9,553	$8,567	$4,044	$—	$22,164
Net income					$62
Benefit from income taxes					674
Interest income, net					(55)
Depreciation and amortization					361
EBITDA (loss) (2)	$(638)	$1,749	$524	$(593)	1,042
Non-operating expense (income), including corporate administration charges	236	232	(72)	(478)	(82)
Stock-based compensation expense	197	75	87	173	532
Non-recurring severance and professional fees	123	49	1	153	326
Compensation expense related to acquisitions (3)	620	—	—	—	620
Adjusted EBITDA (loss) (2)	$538	$2,105	$540	$(745)	$2,438

1.Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Consolidated Statements of Operations.
2.Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income (expense), stock-based compensation expense, and other non-recurring severance and professional fees (“Adjusted EBITDA”) are presented to provide additional information about the Company's operations on a basis consistent with the measures which the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity. Furthermore, EBITDA and Adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.
3.Represents compensation expense payable per the terms of acquisition agreements.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - YEAR TO DATE
(in thousands)
(unaudited)

For The Year Ended December 31, 2023	Americas	Asia Pacific	Europe	Corporate	Total
Revenue, from external customers	$31,254	$103,857	$26,227	$—	$161,338
Adjusted net revenue, from external customers (1)	$30,141	$33,675	$16,451	$—	$80,267
Net income					$2,198
Provision for income taxes					370
Interest income, net					(372)
Depreciation and amortization					1,467
EBITDA (loss) (2)	$(704)	$5,859	$1,582	$(3,074)	3,663
Non-operating expense (income), including corporate administration charges	(528)	1,181	436	(1,902)	(813)
Stock-based compensation expense	407	232	216	614	1,469
Non-recurring severance and professional fees	105	292	156	658	1,211
Compensation expense related to acquisitions (3)	338	—	—	—	338
Adjusted EBITDA (loss) (2)	$(382)	$7,564	$2,390	$(3,704)	$5,868

For The Year Ended December 31, 2022	Americas	Asia Pacific	Europe	Corporate	Total
Revenue, from external customers	$51,639	$118,149	$31,129	$—	$200,917
Adjusted net revenue, from external customers (1)	$48,990	$34,278	$15,942	$—	$99,210
Net income					$7,129
Provision for income taxes					2,331
Interest income, net					(83)
Depreciation and amortization					1,378
EBITDA (loss) (2)	$4,877	$7,282	$1,501	$(2,905)	10,755
Non-operating expense (income), including corporate administration charges	711	1,151	253	(2,155)	(40)
Stock-based compensation expense	713	302	282	1,021	2,318
Non-recurring severance and professional fees	306	86	1	324	717
Compensation expense related to acquisitions (3)	2,651	—	—	—	2,651
Adjusted EBITDA (loss) (2)	$9,258	$8,821	$2,037	$(3,715)	$16,401

1.Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Consolidated Statements of Operations.
2.Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating (income) expense, stock-based compensation expense, and other non-recurring severance and professional fees (“Adjusted EBITDA”) are presented to provide additional information about the Company's operations on a basis consistent with the measures which the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity. Furthermore, EBITDA and Adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.
3.Represents compensation expense payable per the terms of acquisition agreements.

HUDSON GLOBAL, INC.
RECONCILIATION FOR CONSTANT CURRENCY
(in thousands)
(unaudited)

The Company operates on a global basis, with the majority of its revenue generated outside of the United States. Accordingly, fluctuations in foreign currency exchange rates can affect its results of operations. Constant currency information compares financial results between periods as if exchange rates had remained constant period-over-period. The company currently defines the term “constant currency” to mean that financial data for a previously reported period are translated into U.S. dollars using the same foreign currency exchange rates that were used to translate financial data for the current period. Changes in revenue, adjusted net revenue, selling, general and administrative expenses ("SG&A"), and other non-operating income (expense), operating income (loss) and EBITDA (loss) include the effect of changes in foreign currency exchange rates. Variance analysis usually describes period-to-period variances that are calculated using constant currency as a percentage. The company’s management reviews and analyzes business results in constant currency and believes these results better represent the company’s underlying business trends. The company believes that these calculations are a useful measure, indicating the actual change in operations. There are no significant gains or losses on foreign currency transactions between subsidiaries. Therefore, changes in foreign currency exchange rates generally impact only reported earnings.

	For The Three Months Ended December 31,
	2023	2022
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Americas	$6,246	$10,058	$(3)	$10,055
Asia Pacific	22,073	27,107	(187)	26,920
Europe	5,652	6,426	367	6,793
Total	$33,971	$43,591	$177	$43,768
Adjusted net revenue (1):
Americas	$6,044	$9,553	$(1)	$9,552
Asia Pacific	6,941	8,567	(61)	8,506
Europe	3,565	4,044	233	4,277
Total	$16,550	$22,164	$171	$22,335
SG&A (2):
Americas	$6,929	$10,076	$(10)	$10,066
Asia Pacific	6,290	6,444	(46)	6,398
Europe	3,050	3,605	215	3,820
Corporate	1,157	1,079	—	1,079
Total	$17,426	$21,204	$159	$21,363
Operating income:
Americas	$(1,137)	$(733)	$—	$(733)
Asia Pacific	556	1,960	(15)	1,945
Europe	492	444	19	463
Corporate	(1,178)	(1,072)	—	(1,072)
Total	$(1,267)	$599	$4	$603
EBITDA (loss):
Americas	$172	$(638)	$(2)	$(640)
Asia Pacific	404	1,749	(11)	1,738
Europe	587	524	25	549
Corporate	(905)	(593)	—	(593)
Total	$258	$1,042	$12	$1,054

1.Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Consolidated Statements of Operations.
2.SG&A is a measure that management uses to evaluate the segments’ expenses and includes salaries and related costs and other selling, general and administrative costs.

HUDSON GLOBAL, INC.
RECONCILIATION FOR CONSTANT CURRENCY (continued)
(in thousands)
(unaudited)

	For The Year Ended December 31,
	2023	2022
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Americas	$31,254	$51,639	$(98)	$51,541
Asia Pacific	103,857	118,149	(4,643)	113,506
Europe	26,227	31,129	(126)	31,003
Total	$161,338	$200,917	$(4,867)	$196,050
Adjusted net revenue (1):
Americas	$30,141	$48,990	$(71)	$48,919
Asia Pacific	33,675	34,278	(1,294)	32,984
Europe	16,451	15,942	184	16,126
Total	$80,267	$99,210	$(1,181)	$98,029
SG&A (2):
Americas	$31,699	$43,696	$(264)	$43,432
Asia Pacific	26,427	25,556	(957)	24,599
Europe	14,350	14,199	161	14,360
Corporate	4,941	5,044	—	5,044
Total	$77,417	$88,495	$(1,060)	$87,435
Operating income:
Americas	$(2,514)	$4,298	$(43)	$4,255
Asia Pacific	6,894	8,378	(328)	8,050
Europe	1,988	1,726	25	1,751
Corporate	(4,985)	(5,065)	—	(5,065)
Total	$1,383	$9,337	$(346)	$8,991
EBITDA (loss):
Americas	$(704)	$4,877	$(55)	$4,822
Asia Pacific	5,859	7,282	(272)	7,010
Europe	1,582	1,501	34	1,535
Corporate	(3,074)	(2,905)	—	(2,905)
Total	$3,663	$10,755	$(293)	$10,462

1.Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Consolidated Statements of Operations.
2.SG&A is a measure that management uses to evaluate the segments’ expenses and includes salaries and related costs and other selling, general and administrative costs.

HUDSON GLOBAL, INC.
RECONCILIATION OF ADJUSTED NET INCOME PER DILUTED SHARE
(in thousands, except per share amounts)
(unaudited)

	Adjusted	Diluted Shares	Per Diluted
For The Three Months Ended December 31, 2023	Net Income	Outstanding	Share (1)
Net income	$733	3,158	$0.23
Non-recurring severance, professional fees, and other (after tax)	(617)	3,158	(0.19)
Compensation expense related to acquisitions (after tax) (2)	—	3,158	—
Adjusted net income (3)	$116	3,158	$0.04

	Adjusted	Diluted Shares	Per Diluted
For The Three Months Ended December 31, 2022	Net Income	Outstanding	Share
Net income	$62	3,139	$0.02
Non-recurring severance and professional fees (after tax)	326	3,139	0.10
Compensation expense related to acquisitions (after tax) (2)	636	3,139	0.20
Adjusted net income (3)	$1,024	3,139	$0.33

	Adjusted	Diluted Shares	Per Diluted
For The Year Ended December 31, 2023	Net Income	Outstanding	Share
Net income	$2,198	3,140	$0.70
Non-recurring severance, professional fees, and other (after tax)	133	3,140	0.04
Compensation expense related to acquisitions (after tax) (2)	356	3,140	0.11
Adjusted net income (3)	$2,687	3,140	$0.86

	Adjusted	Diluted Shares	Per Diluted
For The Year Ended December 31, 2022	Net Income	Outstanding	Share
Net income	$7,129	3,138	$2.27
Non-recurring severance and professional fees (after tax)	717	3,138	0.23
Compensation expense related to acquisitions (after tax) (2)	$2,758	3,138	0.88
Adjusted net income (3)	$10,604	3,138	$3.38

1.    Amounts may not sum due to rounding.
2.    Represents compensation expense payable per the terms of the Coit acquisition, including a promissory note for $1.35 million payable over three years, and $500k of the Company's common stock vesting over 30 months, as well as earn out payments. In addition, in 2022 represents compensation expense payable in the form of a CFO retention payment per the terms of the Karani acquisition.
3.    Adjusted net income or loss per diluted share are Non-GAAP measures defined as reported net income or loss and reported net income or loss per diluted share before items such as acquisition-related costs and non-recurring severance and professional fees after tax that are presented to provide additional information about the Company's operations on a basis consistent with the measures that the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. Adjusted net income or loss per diluted share should not be considered in isolation or as substitutes for net income or loss and net income or loss per share and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as measures of the Company's profitability or liquidity. Further, adjusted net income or loss and adjusted net income or loss per diluted share as presented above may not be comparable with similarly titled measures reported by other companies.